                                          August 15, 2006

China Opportunity Acquisition Corp.
354 East 50th Street
New York, New York 10022

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

            Re:   Initial Public Offering

Gentlemen:

            China Investment Group ("Stockholder"), a stockholder of China
Opportunity Acquisition Corp. ("Company"), in consideration of EarlyBirdCapital,
Inc. ("EBC") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

            1.    If the Company solicits approval of its stockholders of a
Business Combination, Stockholder will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

            2.    In the event that the Company fails to consummate a Business
Combination within 24 months from the effective date ("Effective Date") of the registration statement relating to the IPO, Stockholder will vote all Insider
Shares owned by it in favor of the Company's decision to liquidate. Stockholder hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the
Company and will not seek recourse against the Trust Fund for any reason whatsoever.

            3.    Stockholder acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company's stockholders from a financial perspective.

            4.    Neither Stockholder, any control person of Stockholder
("Control Person"), nor any affiliate of Stockholder ("Affiliate") will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business
Combination; provided that Stockholder shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

            5.    Neither Stockholder, any Control Person, nor any Affiliate
will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any Control Person or any Affiliate of the undersigned originates a Business Combination.

            6.    Stockholder will escrow all of its Insider Shares acquired prior to the IPO until one year after the consummation by the Company of a
Business Combination subject to the terms of a Stock Escrow Agreement which the
Company will enter into with the undersigned and an escrow agent acceptable to the Company.

            7.    Stockholder represents and warrants that no Control Person:

      (a)   is subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

      (b)   has ever been convicted of or pleaded guilty to any crime (i)
involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Control Person is not currently a defendant in any such criminal proceeding; and

      (c)   has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

            8.    Stockholder has full right and power, without violating any agreement by which it is bound, to enter into tits letter agreement.

            9.    Stockholder hereby waives its right to exercise conversion rights with respect to any shares of the Company's common stock owned by it, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

            10.   Stockholder hereby agrees to not propose, or vote in favor of, an amendment to the Company's Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by Stockholder, Stockholder hereby agrees to vote against such proposal. Tits paragraph may not be modified or amended under any circumstances.

            11.   This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Stockholder hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to tits letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the
Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and
(iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, Stockholder will promptly notify the Company and EBC and appoint a substitute agent acceptable to each of the Company and EBC within 30 days and nothing in tits letter will affect the right of either party to serve process in any other manner permitted by law.

            12.   As used herein, (i) a "Business Combination" shall mean the acquisition, through a stock exchange, asset acquisition or other similar business combination, of an operating business, or control of such operating business, through contractual arrangements, that has its principal operations located in the People's Republic of China; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the
IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the
Company acquired by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

                                                 China Investment Group
                                                 ----------------------
                                                 Print Name of Insider

                                            By:  /s/ David Dempsey
                                                 -----------------
                                                 David Dempsey, Chairman